UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41698	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPCS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on August 25, 2021, Ranor, Inc. (“Ranor”), a wholly owned subsidiary of TechPrecision Corporation (the “Company”), along with certain affiliates of the Company (together with Ranor, the “Borrowers”), entered into that certain Amended and Restated Loan Agreement (as amended from time to time, the “Amended and Restated Loan Agreement”) with Berkshire Bank under which, among other things, Berkshire Bank provided a revolving line of credit loan to the Borrowers in the maximum principal amount of $5,000,000 (the “Revolver Loan”). Under the Amended and Restated Loan Agreement and related loan documents, as further amended, the Revolver Loan had a maturity date of January 15, 2025. On December 19, 2024, Ranor and the other Borrowers entered into a Tenth Amendment to Amended and Restated Loan Agreement and Sixth Amendment to Second Amended and Restated Promissory Note (the “Amendment”) with Berkshire Bank.

The Amendment, among other things, extends the maturity date of the Revolver Loan from January 15, 2025 to April 30, 2025.

Other than in respect of the Amended and Restated Loan Agreement, the promissory notes made thereunder, the related security and guaranty documents and the previously disclosed past borrowing relationship, there is no material relationship between Ranor, the Company and the other affiliates of the Company party thereto, on the one hand, and Berkshire Bank, on the other hand. The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On December 26, 2024, the Company issued a press release regarding the changes to the Board of Directors (the “Board”) of the Company described in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1.

The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 193, as amended, or the Exchange Act.

Item 8.01	Other Events.

As previously disclosed, the Company held its annual meeting of stockholders on December 19, 2024 and as a result three new directors were elected to the Board by its stockholders: John A. Moore, General Victor E. Renuart Jr. and Robert D. Straus. On December 23, 2024, the Board appointed by unanimous vote General Victor E. Renuart Jr. to serve as Chair of the Board and Robert D. Straus as Vice-Chair of the Board.

The composition of committees of the Board is as follows:

•	Audit Committee: Walter M. Schenker (Chair), Andrew A. Levy and John A. Moore

•	Compensation Committee: John A. Moore (Chair), Andrew A. Levy and Robert D. Straus

•	Nominating and Governance Committee: Robert D. Straus (Chair), General Victor E. Renuart Jr. and Walter M. Schenker

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Tenth Amendment to Amended and Restated Loan Agreement and Sixth Amendment to Second Amended and Restated Promissory Note, executed on December 19, 2024, by and among Ranor, Inc., Stadco New Acquisition, LLC, Stadco, Westminster Credit Holdings, LLC and Berkshire Bank
99.1	Press Release dated December 26, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: December 26, 2024	By:	/s/ Richard R. Roomberg
	Name:	Richard R. Roomberg
	Title:	Chief Financial Officer